UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report: January 22, 2016

SYNUTRA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33397 (Commission File Number)	13-4306188 (I.R.S. Employer Identification Number)
2275 Research Drive, Suite 500, Rockville, MD 20850 (Address of principal executive offices, including zip code)
(301) 840-3888 (Registrant’s telephone number, including area code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2016, the registrant’s board of directors (the “Board”) elected Yalin Wu (“Mr. Wu”) as an independent director, effective immediately.

Mr. Wu has been the Chief Executive Officer of Northern Investment & Financial Consultants Ltd. Co. since 2009. Prior to that he had twenty years of experience in financial and strategic consulting, including seventeen years with various offices of Deloitte Consulting Group in Canada, US and China with most recent roles as Director with Deloitte Corporate Finance (HK) Ltd. from 2007 to 2008, and as Deputy Executive CEO with Deloitte Consultants (Shanghai) Ltd. from 1999 to 2003. Mr. Wu started his career as a teacher in Beijing from 1982 to 1986. Mr. Wu received a master degree of Economic Geography from Wilfrid Laurier University in 1990.

The election of Mr. Wu as a director was not made pursuant to any arrangement or understanding between Mr. Wu and any other person. Mr. Wu has not had any direct or indirect material interests in any transaction with the registrant or in any currently proposed transaction to which the registrant is a party. Prior to his election, the Board has determined that Mr. Wu is independent as defined by the applicable rules of the NASDAQ Global Select Market.

Mr. Wu has been appointed as a member of the special committee formed to consider a preliminary non-binding going private proposal as described below.

A copy of the registrant’s press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events

On January 21, 2016, the Board formed an independent special committee, composed of Jinrong Chen, Lei Lin and Yalin Wu, and elected Jinrong Chen as its chairperson, to consider a preliminary non-binding going private proposal.

A copy of the registrant’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 Text of press release issued by Synutra International, Inc., dated January 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC. (Registrant)

Date: January 22, 2016	By:	/s/ Ning Cai
Name: Ning Cai
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Document

99.1	Synutra International, Inc. Press Release dated January 22, 2016.